EXHIBIT 5.1

                           Oscar D. Folger Law Offices
                                 521 5th Avenue
                               New York, NY 10175

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

October 7, 2005

Re: Alliance Distributors Holding Inc. Registration Statement on Form SB-2

Ladies and Gentlemen:

We refer to the above-captioned registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed by Alliance Distributors Holding Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission.

We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing, we are of the opinion that the 48,597,113 shares (including 2,064,096 shares that may be acquired upon exercise of certain warrants) of Common Stock of the Company that are being offered by the selling security holders have been duly authorized and are, or upon issuance on exercise of the warrants in accordance with their terms, will be, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the related prospectus. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,



/s/ Oscar Folger


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